Exhibit 99.1

1Q 2019

SmartFinancial Announces First Quarter 2019 Net Income of $4.7 million, a 39% Year over Year Increase
Net operating earnings (Non-GAAP) of $5.5 million for the quarter

Performance Highlights

•	Return on average assets of 0.84 percent and net operating return on average assets (non-GAAP) of 0.98 percent.

•	Yield on earning assets, taxable equivalent, of 5.25 percent, an increase of 0.24 percentage points from a year ago.

•	Quarterly loan growth of $63.3 million or 14.5 percent annualized.

•	Noninterest expense to average assets of 2.77 percent, a decrease of 0.32 percentage points from a year ago.

KNOXVILLE, TN - April 24, 2019 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), today announced net income of $4.7 million for the first quarter of 2019, compared to $3.4 million a year ago. Diluted net income per share was $0.34 for the first quarter of 2019, compared to $0.30 during the first quarter of 2018.

Billy Carroll, President & CEO, stated: "This quarter we had very strong organic loan growth of over $60 million and had outstanding growth in earnings compared to the same quarter last year. Demand deposits increased significantly, while we were able to keep the costs of those deposits at very reasonable levels. As an organization we continue to improve on our efficiencies as we capture further economies of scale, highlighted by the further reduction in noninterest expense to average assets. Our team also did an outstanding job integrating the Foothills Bank acquisition during the quarter as we continue to build a great core bank."

SmartFinancial's Chairman, Miller Welborn, concluded: "We are looking forward to carrying the momentum from this strong start into the remainder of the year. Strong organic loan growth, supported by core demand deposit funding while maintaining stringent credit quality positions us well for the future. The opportunities we have for this company have never been greater. We are well on our way in creating one of the Southeast’s next great community banking franchises."

First Quarter 2019 compared to Fourth Quarter 2018

Net income was $4.7 million for the first quarter of 2019, a decrease from $6.4 million in the prior quarter primarily due to a change in tax expense. Diluted net income per share was $0.34 for the first quarter of 2019, compared to $0.47 during the fourth quarter of 2018. Net operating earnings (non-GAAP) totaled $5.5 million in the first quarter of 2019 compared to $5.9 million in the previous quarter. SmartFinancial completed the acquisition of Foothills Bancorp, Inc. and its wholly owned subsidiary Foothills Bank & Trust in November of 2018 and this quarter includes three full months of the results of the acquired company .

Net interest income to average assets of 3.73 percent for the quarter decreased from 3.89 percent in the fourth quarter of 2018, primarily due to lower accretion on acquired loans and higher deposit costs. Net interest income totaled $21.0 million in the first quarter of 2019, compared to $21.4 million in the fourth quarter of 2018. Net interest margin, taxable equivalent, decreased from 4.28 percent in the fourth quarter of 2018 to 4.10 percent in the first quarter of 2019 as earning asset yields decreased while the cost of interest-bearing liabilities increased.

Provision for loan losses was $797 thousand in the first quarter of 2019, compared to $1.3 million in the fourth quarter of 2018. The allowance for loan losses was $8.7 million, or 0.47 percent of total loans, as of March 31, 2019, compared to $8.3 million, or 0.46 percent of total loans, as of December 31, 2018.

Nonperforming loans as a percentage of total loans was 0.12 percent as of March 31, 2019, which was a decrease from 0.16 percent in the prior quarter due to a reduction in impaired loan balances. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.18 percent as of March 31, 2019, compared to 0.24 percent as of December 31, 2018.

Noninterest income to average assets of 0.30 percent for the current period decreased slightly from 0.31 percent in the fourth quarter of 2018 due to higher average asset balances. Noninterest income totaled $1.7 million in the first quarter of 2019, compared to $1.7 million in the fourth quarter of 2018.

Noninterest expense to average assets of 2.77 percent for the quarter decreased from 2.85 percent in the fourth quarter of 2018. Noninterest expense totaled $15.6 million in the first quarter of 2019 compared to $15.7 million in the fourth quarter of 2018 and included $923 thousand in merger expenses compared to $1.3 million in the prior period. Income tax expense was $1.6 million in the first quarter of 2019 compared to a benefit of $307 thousand in the fourth quarter of 2018. The company's effective tax rate was 25.1 percent in the first quarter of 2019 compared to a benefit in the fourth quarter of 2018. The benefit in 2018 resulted from director options previously exercised.

First Quarter 2019 compared to First Quarter 2018

Net income totaled $4.7 million in the first quarter of 2019, or $0.34 per diluted share, compared to $3.4 million, or $0.30 per diluted share, in the first quarter of 2018. Net operating earnings (non-GAAP) totaled $5.5 million in the first quarter of 2019 compared to $3.8 million in the first quarter of 2018.

Net interest income to average assets of 3.73 percent for the quarter decreased from 3.93 percent in the first quarter of 2018. Net interest income totaled $21.0 million in the first quarter of 2019, compared to $16.8 million in the first quarter of 2018. Net interest income was positively impacted compared to the prior year due to increases in average loan and securities balances and increases in the yields of the loan and securities portfolios. Net interest margin, taxable equivalent, decreased from 4.35 percent in the first quarter of 2018 to 4.10 percent in the first quarter of 2019 as a result of increases in the cost of deposits and the subordinated debt issued in the third quarter of 2018.

Provision for loan losses was $797 thousand in the first quarter of 2019, compared to $689 thousand in the first quarter of 2018. The allowance for loan losses was $8.7 million, or 0.47 percent of total loans, as of March 31, 2019, compared to $6.5 million, or 0.47 percent of total loans, as of March 31, 2018.

Nonperforming loans as a percentage of total loans was 0.12 percent as of March 31, 2019, a decrease from 0.14 percent in the first quarter of 2018. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.18 percent as of March 31, 2019, compared to 0.26 percent as of March 31, 2018.

Noninterest income to average assets of 0.30 percent for the quarter decreased from 0.34 percent in the first quarter of 2018 due to higher average asset balances. Noninterest income totaled $1.7 million in the first quarter of 2019, compared to $1.5 million in the first quarter of 2018.

Noninterest expense to average assets of 2.77 percent for the quarter decreased from 3.09 percent in the first quarter of 2018. Noninterest expense totaled $15.6 million in the first quarter of 2019, compared to $13.2 million in the first quarter of 2018 and included $923 thousand in merger expenses compared to $498 thousand a year ago. The increases in noninterest expense over the prior year in salaries and employee benefits and occupancy expense were primarily due to the acquisitions of Tennessee Bancshares, Inc. in the second quarter of 2018 and Foothills Bancorp, Inc. in the fourth quarter of 2018. The company's effective tax rate was 25.1 percent in the first quarter of 2019 compared to 21.6 percent in the first quarter of 2018 where the rate was positively impacted due the benefits from options exercised.

Conference Call Information

SmartFinancial will host a conference call on Thursday, April 25, 2019 at 10:00 a.m. ET to discuss first quarter 2019 results and other matters. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 2152022. A replay of the conference call will be available through April 25, 2020, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10130759. Conference call materials (earnings release & conference call presentation will be published on the company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile by 9:00 a.m. ET the morning of the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 29 branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll                        Ron Gorczynski
President & CEO                        Executive Vice President, Chief Administrative Officer
(865) 868-0613 billy.carroll@smartbank.com        (865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611    kelley.fowler@smartbank.com

Non-GAAP Financial Matters
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) net operating return on average assets, (iii) net operating return on average shareholder equity, (iv) return on average average tangible common equity, (v) net operating return on average tangible common equity, (vi) operating efficiency ratio; (vii) tangible common equity; and (viii) average tangible common equity in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger related expenses, the effect of the December, 2017 tax law change on deferred tax assets, tax benefit from director options previously exercised, and the income tax effect of adjustments. Net operating return on average equity is the annualized net operating earnings divided by average assets. Net operating return on average equity is the annualized net operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Net operating return on average tangible common equity is the annualized net operating earnings divided by average tangible common equity (non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related expenses from the efficiency ratio. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

FORWARD LOOKING STATEMENTS

Certain of the statements made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements pertaining to the intent, belief, or current expectations of SmartFinancial’s management regarding the company’s strategic direction, plans, objectives, prospects, or future results or financial performance. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of SmartFinancial to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk that the recent announcement of the termination of our agreement and plan of merger with Entegra Financial Corp. (the “Entegra Merger Agreement”) could have adverse effects on the market price of our common stock; (2) the risk that the termination of the Entegra Merger Agreement or the announcement of the same could have an adverse effect on our business generally, including our ability to retain customers, retain or hire key personnel, or maintain relationships with customers or suppliers; (3) reputational risk from the announcement of the termination of the Entegra Merger Agreement.; (4) the fact that we have incurred significant costs and expenses related to the Entegra Merger Agreement and the transactions that were contemplated by the Entegra Merger Agreement; (5) the risk of litigation related to the termination of the Entegra Merger Agreement or the abandonment of the transactions that were contemplated by the Entegra Merger Agreement; (6) potential changes to, or the risk that we may not be able to execute on, our business strategy as a result of the termination of the Entegra Merger Agreement; (7) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize, (8) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships, (9) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank, (10) changes in management’s plans for the future, (11) prevailing, or changes in, economic or political conditions, particularly in our market areas, (12) credit risk associated with our lending activities, (13) changes in interest rates, loan demand, real estate values, or competition, (14) changes in accounting principles, policies, or guidelines, (15) changes in applicable laws, rules, or regulations, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. Certain additional factors which could affect the forward-looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands except per share data)
	As of and for the three months ending
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Selected Performance Ratios (Annualized)
Return on average assets	0.84%	1.17%	0.85%	0.81%	0.80%
Net operating return on average assets (Non-GAAP)	0.98%	1.07%	0.98%	1.00%	0.89%
Return on average shareholder equity	6.71%	9.42%	6.86%	6.76%	6.25%
Net operating return on average shareholder equity (Non-GAAP)	7.81%	8.65%	7.88%	8.33%	6.97%
Return on average tangible common equity (Non-GAAP)	9.26%	13.06%	9.45%	8.96%	8.10%
Net operating return on average tangible common equity (Non-GAAP)	10.79%	12.00%	10.84%	11.04%	9.04%
Net interest income / average assets	3.73%	3.89%	3.70%	4.03%	3.93%
Yield on earning assets, TE	5.25%	5.35%	5.03%	5.34%	5.01%
Cost of interest-bearing liabilities	1.45%	1.34%	1.15%	1.00%	0.82%
Net interest margin, TE	4.10%	4.28%	4.11%	4.54%	4.35%
Noninterest income / average assets	0.30%	0.31%	0.36%	0.33%	0.34%
Noninterest expense / average assets	2.77%	2.85%	2.90%	3.15%	3.09%
Efficiency ratio	68.65%	67.80%	71.33%	72.34%	72.39%
Operating efficiency ratio (Non-GAAP)	64.25%	61.72%	67.17%	66.92%	69.62%
Pre-tax pre-provision income / average assets	1.23%	1.35%	1.16%	1.21%	1.18%

Per Common Share
Net income, basic	$0.34	$0.48	$0.34	$0.32	$0.30
Net income, diluted	0.34	0.47	0.34	0.32	0.30
Net operating earnings, basic (Non-GAAP)	0.40	0.44	0.39	0.40	0.34
Net operating earnings, diluted (Non-GAAP)	0.39	0.43	0.39	0.39	0.34
Book value	20.82	20.31	19.74	19.48	18.60
Tangible book value (Non-GAAP)	15.18	14.64	14.38	14.09	14.09

Common shares outstanding	13,952	13,934	12,750	12,705	11,234

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands except per share data)
	As of and for the three months ending
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Composition of Loans
Real estate commercial
owner occupied	$416,152	$372,030	$364,164	$360,294	$288,666
non-owner occupied	476,234	487,997	400,275	385,536	375,028
Total real estate commercial	892,386	860,027	764,439	745,830	663,694
Commercial & financial	341,015	308,254	289,732	279,341	256,333
Real estate construction & development	186,427	187,895	166,089	179,361	142,702
Real estate residential	408,661	407,254	351,948	355,755	299,148
Other loans	12,080	13,809	12,986	15,148	12,380
Total loans	$1,840,569	$1,777,239	$1,585,194	$1,575,434	$1,374,257

Asset Quality Data and Ratios
Nonperforming loans	$2,158	$2,856	$2,604	$1,730	$1,930
Foreclosed assets	2,066	2,495	4,230	3,524	2,665
Total nonperforming assets	$4,224	$5,351	$6,834	$5,254	$4,595
Restructured loans not included in nonperforming loans	$32	$116	$369	$660	$40
Net charge-offs to average loans (annualized)	0.08%	0.04%	0.06%	0.02%	0.02%
Allowance for loan losses to loans	0.47%	0.46%	0.45%	0.45%	0.47%
Nonperforming loans to total loans, gross	0.12%	0.16%	0.16%	0.11%	0.14%
Nonperforming assets to total assets	0.18%	0.24%	0.33%	0.25%	0.26%
Acquisition accounting discounts on loans	$19,954	$21,528	$19,500	$20,748	$16,323
Accretion income on all acquired loans	1,881	2,755	1,208	2,583	1,274

Capital Ratios
Equity to Assets	12.34%	12.44%	12.27%	12.00%	11.87%
Tangible common equity to tangible assets (Non-GAAP)	9.31%	9.29%	9.25%	8.98%	9.26%
SmartFinancial, Inc.:	Estimated[1]	Estimated[1]	Estimated[1]
Tier 1 leverage	9.29%	9.47%	9.26%	9.82%	9.59%
Common equity Tier 1	10.72%	10.81%	10.88%	10.83%	10.84%
Tier 1 capital	10.72%	10.81%	10.88%	10.83%	10.84%
Total capital	13.14%	13.29%	13.57%	11.25%	11.27%
SmartBank:	Estimated[2]
Tier 1 leverage	10.60%	11.17%	10.55%	10.43%	10.17%
Common equity Tier 1	12.23%	12.31%	11.99%	11.41%	11.12%
Tier 1 risk-based capital	12.23%	12.31%	11.99%	11.41%	11.12%
Total risk-based capital	12.67%	12.75%	12.40%	11.83%	11.56%
1 Effective 9/30/18 the company files the FRY-9SP which does not include capital ratios.
2 Ratios will be finalized with the filing of the Quarterly Call Report.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
BALANCE SHEET
	Ending Balances
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Assets
Cash & cash equivalents	$132,994	$115,822	$130,104	$170,235	$96,710
Securities available-for-sale	198,273	201,688	173,039	156,577	156,210
Restricted investments, at cost	12,398	11,499	10,736	8,273	7,808
Total loans	1,840,569	1,777,239	1,585,194	1,575,434	1,374,257
Allowance for loan losses	(8,704)	(8,275)	(7,156)	(7,074)	(6,477)
Loans, net	1,831,865	1,768,964	1,578,038	1,568,361	1,367,780
Bank premises and equipment, net	56,583	56,012	51,138	52,203	44,202
Foreclosed assets	2,066	2,495	4,230	3,524	2,665
Goodwill and core deposit intangible, net	78,690	79,034	68,254	68,449	50,660
Cash surrender value of life insurance	24,539	24,381	22,088	21,944	21,797
Other assets	16,909	14,514	13,320	12,666	12,593
Total assets	$2,354,317	$2,274,409	$2,050,946	$2,062,232	$1,760,425

Liabilities
Noninterest-bearing demand deposits	$329,095	$319,861	$301,197	$301,318	$276,249
Interest-bearing demand deposits	331,629	311,482	267,146	246,942	278,965
Money market and savings deposits	698,431	641,945	570,172	632,518	491,243
Time deposits	635,175	648,675	568,796	535,879	453,276
Total deposits	1,994,330	1,921,964	1,707,311	1,716,658	1,499,733
Securities sold under agreement to repurchase	7,070	11,756	16,786	18,635	15,968
Federal funds purchased and other borrowings	8,605	11,243	25,324	72,040	30,000
Subordinated debt	39,198	39,177	39,158	—	—
Accrued expenses and other liabilities	14,633	7,258	10,724	7,413	5,775
Total liabilities	2,063,836	1,991,398	1,799,304	1,814,745	1,551,476
Stockholders' equity:
Common stock	13,952	13,934	12,750	12,705	11,234
Additional paid-in capital	232,241	231,852	208,999	208,513	174,981
Retained earnings	44,722	39,991	33,559	29,235	25,303
Accumulated other comprehensive loss	(434)	(2,765)	(3,666)	(2,966)	(2,569)
Total stockholders' equity	290,481	283,011	251,642	247,487	208,949
Total liabilities and stockholders' equity	$2,354,317	$2,274,409	$2,050,946	$2,062,232	$1,760,425

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
INCOME STATEMENT
	Three months ending
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest Income
Loans, including fees	$24,975	$25,017	$21,572	$21,652	$18,228
Securities	1,395	1,248	969	974	908
Federal funds sold and other earning assets	573	506	527	367	242
Total interest income	26,943	26,771	23,068	22,993	19,378
Interest Expense
Deposits	5,251	4,680	3,969	3,238	2,401
Repurchase agreements	8	9	11	11	13
Subordinated debt	584	584	19	—	—
FHLB and other borrowings	103	62	209	207	153
Total interest expense	5,946	5,335	4,208	3,455	2,567
Net interest income	20,997	21,436	18,860	19,538	16,811
Provision for loan losses	797	1,329	302	617	689
Net interest income after provision for loan losses	20,200	20,105	18,559	18,921	16,122
Noninterest income
Service charges on deposit accounts	654	657	624	557	578
Gain (loss) on securities	—	2	—	(1)	—
Gain on sale of loans and other assets	282	288	493	327	325
Interchange and debit card transaction fees	175	162	144	121	146
Other noninterest income	587	606	570	579	406
Total noninterest income	1,698	1,715	1,831	1,583	1,455
Noninterest expense
Salaries and employee benefits	8,398	7,871	7,934	7,649	7,176
Occupancy expense	1,640	1,610	1,638	1,522	1,533
FDIC premiums	179	209	158	317	102
Foreclosed asset expense	62	262	79	245	189
Marketing	295	245	228	215	185
Data processing	615	372	407	600	526
Professional expenses	797	908	922	918	898
Amortization of other intangibles	344	312	248	229	188
Service contracts	567	577	507	492	479
Merger expense	923	1,322	838	1,123	498
Other noninterest expense	1,760	2,008	1,800	1,968	1,448
Total noninterest expense	15,579	15,696	14,759	15,278	13,222
Earnings before income taxes	6,319	6,124	5,630	5,226	4,355
Income tax expense (benefit)	1,588	(307)	1,305	1,295	940
Net income	$4,731	$6,431	$4,325	$3,931	$3,415

NET INCOME PER COMMON SHARE
Basic	$0.34	$0.48	$0.34	$0.32	$0.30
Diluted	0.34	0.47	0.34	0.32	0.30

Weighted average common shares outstanding
Basic	13,942	13,535	12,719	12,201	11,211
Diluted	14,018	13,617	12,818	12,320	11,324

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018			Three Months Ended March 31, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets
Loans	$1,802,014	$24,977	5.62%	$1,708,450	$25,019	5.81%	$1,352,319	$18,230	5.47%
Taxable securities	147,346	971	2.67%	145,950	901	2.45%	151,573	872	2.33%
Tax-exempt securities	53,492	537	4.07%	43,177	439	4.03%	6,366	55	3.50%
Federal funds sold and other earning assets	86,688	573	2.68%	96,356	506	2.08%	58,869	242	1.67%
Total interest-earning assets	2,089,540	27,058	5.25%	1,993,933	26,865	5.35%	1,569,127	19,399	5.01%
Noninterest-earning assets	193,698			183,333			166,035
Total assets	$2,283,238			$2,177,266			$1,735,162

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$306,164	$474	0.63%	$266,311	$422	0.63%	$249,846	$320	0.52%
Money market and savings deposits	665,018	1,978	1.21%	646,750	1,697	1.04%	526,093	870	0.67%
Time deposits	637,767	2,799	1.78%	616,008	2,561	1.65%	454,660	1,211	1.08%
Total interest-bearing deposits	1,608,949	5,251	1.32%	1,529,069	4,680	1.21%	1,230,599	2,401	0.79%
Securities sold under agreement to repurchase	7,971	8	0.41%	10,661	9	0.33%	16,186	12	0.31%
Federal funds purchased and other borrowings	10,217	103	4.09%	4,001	62	6.15%	26,655	153	2.32%
Subordinated debt	39,184	584	6.04%	39,177	584	5.91%
Total interest-bearing liabilities	1,666,321	5,946	1.45%	1,582,908	5,335	1.34%	1,273,440	2,566	0.82%
Noninterest-bearing deposits	320,134			320,311			231,355
Other liabilities	10,707			17,900			8,656
Total liabilities	1,997,162			1,921,119			1,513,451
Stockholders’ equity	286,076			256,147			221,711
Total liabilities and stockholders’ equity	$2,283,238			$2,177,266			$1,735,162

Net interest income, taxable equivalent		$21,112			$21,530			$16,823
Interest rate spread			3.80%			4.01%			4.19%
Tax equivalent net interest margin			4.10%			4.28%			4.35%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.40%			125.97%			123.22%
Percentage of average equity to average assets			12.53%			11.76%			12.78%

1 Taxable equivalent

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
NON-GAAP RECONCILIATIONS	Three months ending
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Operating Earnings
Net income (GAAP)	$4,731	$6,444	$4,324	$3,931	$3,415
Securities (gains) losses	—	(2)	—	1	—
Merger expenses	923	1,322	838	1,123	498
Tax benefit from director options previously exercised	—	(1,600)	—	—	—
Income tax effect of adjustments	(145)	(256)	(196)	(211)	(103)
Net operating earnings (Non-GAAP)	$5,509	$5,908	$4,966	$4,844	$3,810
Net operating earnings per common share (Non-GAAP):
Basic	$0.40	$0.44	$0.39	$0.40	$0.34
Diluted	0.39	0.43	0.39	0.39	0.34

Non-GAAP Return Ratios
Net operating return on average assets (Non-GAAP)[1]	0.98%	1.07%	0.98%	1.00%	0.89%
Net operating return on average shareholder equity (Non-GAAP)[2]	7.81%	8.65%	7.88%	8.33%	6.97%
Return on average tangible common equity (Non-GAAP)[3]	9.26%	13.06%	9.45%	8.96%	8.10%
Net operating return on average tangible common equity (Non-GAAP)[4]	10.79%	12.00%	10.84%	11.04%	9.04%

Operating Efficiency Ratio
Efficiency ratio (GAAP)	68.65%	67.71%	71.34%	72.31%	72.39%
Adjustment for taxable equivalent yields	(0.49)%	(0.45)%	(0.18)%	(0.11)%	(0.06)%
Adjustment for securities gains (losses)	—%	0.01%	—%	(0.01)%	—%
Adjustment for merger expenses	(3.91)%	(5.55)%	(3.99)%	(5.28)%	(2.71)%
Operating efficiency ratio (Non-GAAP)	64.25%	61.72%	67.17%	66.92%	69.62%

Tangible Common Equity
Stockholders' equity (GAAP)	$290,481	$283,011	$251,642	$247,487	$208,949
Less goodwill and other intangible assets	78,690	79,034	68,254	68,449	50,660
Tangible common equity (Non-GAAP)	$211,791	$203,977	$183,388	$179,036	$158,289

Average Tangible Common Equity
Average stockholders' equity (GAAP)	$286,076	$270,884	$250,063	$233,285	$221,711
Less average goodwill and other intangible assets	78,913	75,547	68,389	57,251	50,780
Average tangible common equity (Non-GAAP)	$207,163	$195,337	$181,674	$176,034	$170,931

1 Net operating return on average assets (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average assets.
2 Net operating return on average equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average equity.
3 Return on average tangible common equity (non-GAAP) is the annualized net income divided by average tangible common equity (non-GAAP).
4 Net operating return on average tangible common equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average tangible common equity (non-GAAP).